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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Advanced Energy Industries, Inc.:

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 8, 2000 for the year ended December 31, 1999 (except with respect to the matters discussed in Notes 1 and 19, as to which the date is August 18,
2000) included in Advanced Energy Industries, Inc.'s Form 8-K, as amended, dated September 15, 2000, and to all references to our Firm included in this registration statement (File No. 333- ).



                                                 ARTHUR ANDERSEN LLP



Denver, Colorado
  September 28, 2000